ARTICLES OF INCORPORATION
                          OF
                  RIVERBANK FACTORS. INC.

The undersigned, a natural person competent to contract does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME
The name of this Corporation shall be: RIVERBANK FACTORS, INC.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS
The principal office and mailing address Of the Corporation is 800 West Oakland Park Boulevard, Suite 100, Fort Lauderdale, Florida 33311.

ARTICLE Ill
NATURE OF CORPORATE BUSINESS AND POWERS
The general nature of the business to be transacted by this Corporation shall be to engage In any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK
The maximum number of shares that this Corporation shall be authorized to Issue end have outstanding at any one time shall be five hundred (500) shares of common stock, par value S.01 per share.

ARTICLE V
TERM OF EXISTENCE
This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
INITIAL REGISTERED OFFICES IN FLORIDA
The Registered Agent and the street address Of the initial Registered Office of this Corporation in the state of Florida shall be:

Ellis Simring
800 W. Oakland Park Boulevard, Suite 100
Fort Lauderdale, FL 33311

ARTICLE VII
BOARD OF DIRECTORS
This Corporation shall have one (1) Director initially.

ARTICLE VIII
INITIAL DIRECTOR
The name and address of the initial Directors of this Corporation are:

Ellis Simring
800 West Oakland Park Boulevard
Suite 100
Fort Lauderdale, Florida 33311

ARTICLE VII
BOARD OF DIRECTORS
The Corporation shall have one (1) Director initially.

ARTICLE VII
INITIAL DIRECTOR
The name and address if the initial Director of this Corporation is:
Ellis Simring
800 West Oakland Park Boulevard
Suite 100
Fort Lauderdale, Florida 33311

The persons named as initial Directors shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first

ARTICLE lX
INCORPORATOR
The name and address of the person signing these Articles of Incorporation as the incorporator is Ellis Simring, 800 W. Oakland Park Boulevard, Suite 100 Fort Lauderdale, Florida 33311.

ARTICLE X
INDEMNIFICATION
This Corporation may indemnify any director, officer. employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE XI
AFFILIATED TRANSACTIONS
This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 24th day of October, 1998.


/s/ ELLIS SIMRING/
Ellis Simring, Incorporator